Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Hepion Pharmaceuticals, Inc.

Edison, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of Amendment No. 1 to this Registration Statement (No. 333-254996) of our report dated March 31, 2021, relating to the consolidated financial statements of Hepion Pharmaceuticals, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Woodbridge, New Jersey

November 19, 2021